                                  EXHIBIT 10.5

                            SECOND AMENDMENT TO LEASE

                               DATED JULY 25, 1994

                            SECOND AMENDMENT TO LEASE
                               Dated July 25, 1994


This SECOND AMENDMENT to lease is entered into this twenty-seventh day of September 1995 by and between JACK DYMOND ASSOCIATES (LESSOR) , AND JUMP SOFTWARE INC. (LESSEE).

WHEREAS, the lessee currently leases from the lessor that certain real property constituting the first floor of Building "E", 201 San Antonio Circle, Suites 172 and 190, Mountain View, California for a total of 4410 square feet.

Now therefore, the lessor agrees to lease to the lessee and lessee agrees to lease from lessor premises located at 201 San Antonio Circle, Suite 105, Mountain View, California 94040, being approximately 2174 square feet.

Rent shall be $1.60 per square foot; $3,478.40 per month for a total rent as follows:

                  Suite 172 and 190       $ 7,497.00
                  Suite 105               $ 3,478.40
                                          ----------

                                  Total:  $10,975.40
                                          ==========

Commencement dates shall be December 8, 1995 for Suite 105, and April 1, 1996 for Suite 190, and terminate on January 31, 1999.

All other terms and conditions of the lease are hereby ratified and confirmed.

IN WITNESS, WHEREOF, the parties hereto have executed these presents as of the day and year first above mentioned.


JACK DYMOND ASSOCIATES                     JUMP SOFTWARE, INC.


BY:  /s/ Ronald E. Meredith                BY:  /s/ Dick Mathews
    -----------------------                     -----------------------
DATED:  10/31/93                           DATED:  10/31/95


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